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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES OF THE COMPANY

      The following table sets forth all subsidiaries of Smith International, Inc., other than inactive and insignificant subsidiaries that, considered in the aggregate, would not constitute a significant subsidiary, indicating the percentage of issued and outstanding voting securities beneficially owned by it:

                                                                                  % of
                                                                                  Direct
                                                                                    and
                                                                                  Indirect
            Name of Subsidiary                      Where Incorporated           Ownership
--------------------------------------------    ----------------------------    -----------
S.I. Nederland B.V.                             Netherlands                         100%

Smith (Bermuda) Ltd.                            Bermuda                             100%

Smith International Acquisition Corp.           Delaware                            100%

Smith International Australia (Pty) Ltd.        Australia                           100%

Smith International Canada Ltd.                 Canada                              100%

Smith International do Brasil Ltda.             Brazil                              100%

Smith International Deutschland GmbH            Germany                             100%

Smith International Development Corporation     Panama                              100%

Smith International Inc., S.A.                  Argentina                           100%

Smith International Italia, S.p.A.              Italy                               100%

Smith International (North Sea) Ltd.            Scotland                            100%

Smith Internacional de Venezuela, C.A.          Venezuela                           100%

Wilhold, Inc.                                   Delaware                            100%

All of the above subsidiaries are included in the Company's consolidated financial statements.